OPTION AGREEMENT

     OPTION AGREEMENT dated as of September 20, 1996 between CYGNE DESIGNS, INC., a Delaware corporation having an office at 1372 Broadway, New York, NY 10018 ("CDI"), and CYGNE GROUP (F.E.) LIMITED, a Hong Kong corporation ("CGFE" and, together with CDI, hereinafter referred to as the "Company"), and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a foreign banking corporation acting through its New York Branch (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, CDI and the Bank are parties to an Amended and Restated Credit Agreement dated as of September 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by issuing letters of credit and making loans) to be made by the Bank to CDI in an aggregate face or principal amount not exceeding $17,500,000;

     WHEREAS, the Credit Agreement provides for CDI (i) to grant a first priority perfected pledge and security interest under the Security Agreement (as defined in the Credit Agreement) with respect to all of the validly issued, fully paid and nonassessable shares of common stock of AnnTaylor Stores Corporation ("ATSC"), par value $0.0068 per share (the "ATSC Shares"), received by CDI in connection with the Stock and Asset Purchase Agreement (as defmed in the Credit Agreement), and (ii) to assign to the Bank all rights relating to the registration by ATSC of the ATSC Shares with the Securities and Exchange Commission as provided in the Stockholders Agreement dated as of September 20, 1996 between ATSC, CDI and CGFE, as amended from time to time;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Option. The Company does hereby grant to the Bank an option (the "Option") to exercise all the Company's rights and interests under the Stockholders Agreement, including with respect to the registration by ATSC of the ATSC Shares with the Securities and Exchange Commission under the Stockholders


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Agreement, including without limitation, the rights of the Company to cause ATSC to file a registration statement under the Securities Act of 1933, as amended, in accordance with the Stockholders Agreement (collectively, the "Registration Rights"), which Option shall be exercisable in the event the Company fails to take action to cause ATSC to comply with Article II of the Stockholders Agreement.

     Section 3. (a) Liabilities of the Company. It is expressly agreed that, anything herein contained to the contrary notwithstanding:

          (i) The Company shall at all times remain liable to ATSC under the Stockholders Agreement to perform all duties and obligations of the Holder (as defined in the Stockholders Agreement) thereunder to the same extent as if this Option Agreement had not been executed, including, without limitation, the Company's obligations with respect to compliance with applicable Federal and state securities law and the indemnification provisions set forth in Section 2.06(b) of the Stockholders Agreement, arising out of or related to the sale of ATSC Shares by the Company (and not by the Bank as a secured creditor) pursuant to the Registration Statement or any other action by the Company under Article II of the Stockholders Agreement.

          (ii) The exercise by the Bank of any right assigned hereunder shall not release the Company from any of its duties or obligations to ATSC under the Stockholders Agreement.

          (iii) From and after the date hereof, the Bank shall be subject to all the terms and conditions of Articles I, III and IV of the Stockholders Agreement.

          (iv) Upon and after the exercise by the Bank of its rights under this Option Agreement with respect to Article II of the Stockholders Agreement (including exercising its rights pursuant to Section 6 hereof) to sell the ATSC Shares pursuant to the Registration Statement, the Bank shall be subject to all the terms and conditions of such Article II.

          (v) The Bank shall have no liability under the Stockholders Agreement arising out of or related to the sale of ATSC Shares by the Company (and not by the Bank as a secured creditor) pursuant to the Registration Statement or any other action by the Company under Article II of the Stockholders Agreement.


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     (b) Indemnification Limitation. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Bank shall have no right to indemnification from the Company in respect of the failure of the Bank to meet its obligations under applicable Federal and state securities law.

     Section 4. ATSC Consent. ATSC hereby consents to the terms of Section 3(a) hereof and, to the extent that Section 3(a) remains in effect, to the granting of the Option under Section 2. ATSC has not reviewed the Credit Agreement or any other agreements between CDI and the Bank (other than this Agreement) and nothing in Sections 1, 2 and 3(a) hereof shall be modified in any manner by the terms or provisions of any such agreement.

     Section 5. Further Assurances. The Company agrees that at any time and from time to time upon the written request of the Bank, the Company will promptly and duly execute and deliver such further documents and take such further actions as the Bank may reasonably request in order to obtain the full benefits of this Option Agreement and of the rights and powers granted herein.

     Section 6. Events of Default. Effective from and after the time, if any, that an Event of Default shall occur or be continuing, and until such time as such Event of Default shall no longer be continuing, the Company does hereby constitute the Bank, its successors and assigns, the Company's true and lawful attorney-in-fact irrevocably, with full power (in the name of the Company or otherwise), at the sole cost and expense of the Company, to assert and enforce whatever claims and rights the Bank may have under or arising out of the Stockholders Agreement with respect to the Registration Rights and, for such period as the Bank may exercise rights with respect thereto under this Option Agreement, to file any claims or take any actions or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which the Bank may deem to be necessary or advisable with respect to such claims and rights.

     Section 7. Representations and Warranties. The Company hereby represents and warrants to the Bank that:

     (a) The Stockholders Agreement is in full force and effect and is enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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     (b) The Company is not in default under the Stockholders Agreement.

     (c) The Company has not assigned or pledged, and hereby covenants that, so long as this Option Agreement shall remain in effect, it will not assign or pledge the whole or any part of the rights assigned hereby to anyone other than the Bank.

     Section 8. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Option Agreement) shall be given or made in writing and telecopied, telegraphed, cabled, mailed or delivered, addressed to the parties at the addresses set forth herein or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Option Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, five (5) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

     Section 9. Successors; Permitted Assigns. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Bank may assign its rights hereunder to an Affiliate of the Bank that is a member of the HSBC Group, provided such Affiliate assumes the Bank's obligations hereunder. "Affiliate" has the meaning ascribed to it under the United States Federal securities laws.

     Section 10. Amendments, Etc. Any provision hereof may be amended or modified only by an instrument in writing signed by each of the parties hereto.

     Section 11. Governing Law, Submission to Jurisdiction. This Option Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without reference to or application of rules or principles of conflicts of law. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Option Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or

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hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 12. Captions. The captions and section headings contained in this Option Agreement are included solely for convenience or reference and shall not affect the meaning or interpretation of any provision hereof.

     Section 13. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Option Agreement.

     Section 14. Counterparts. This Option Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Option Agreement by signing any such counterpart.

     Section 15. Severability. If any provision hereof is invalid and unenforceable in any applicable jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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     IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be duly executed as of the day and year first above written.


Address for Notices:                 CYGNE DESIGNS, INC.
1372 Broadway - 2nd Floor
New York, NY 10018                   By /s/ PAUL BAIOCCHI
                                        ------------------------------
                                        Paul Baiocchi
                                        Vice President


                                     CYGNE GROUP (F.E.) LIMITED

                                     By Cygne Designs, Inc.
                                        Director


Address for Notices:                 By /s/ PAUL BAIOCCHI
c/o Cygne Designs, Inc.                 ------------------------------
1372 Broadway - 2nd Floor               Paul Baiocchi
New York, NY 10018                      Vice President


Address for Notices:                 THE HONGKONG AND SHANGHAI BANKING
140 Broadway                         CORPORATION LIMITED, NEW YORK BRANCH
New York, NY 10005
Attention: NYK CBU TRS               By /s/ IAN WRIGHT
                                        ------------------------------
                                        Ian Wright
                                        Vice President


Consented and agreed to as to Section 4 only:

By /s/ JOCELYN BARANDIARAN
----------------------------------------------
Name:  Jocelyn Barandiaran
Title: Senior Vice President

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